Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Second Quarter Fiscal 2013 Results

Revenues $6.1 Billion

GAAP EPS $1.06, Non-GAAP EPS $1.17

— Record Quarterly Revenues; Raising Fiscal 2013 Guidance —

SAN DIEGO — April 24, 2013 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the second quarter of fiscal 2013 ended March 31, 2013.

“We delivered another strong quarter as the worldwide adoption of smartphones continues,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Looking forward, we are seeing strong traction with our new Qualcomm Snapdragon 600 and 800 processors, and we continue to expect healthy growth in 3G and 3G/4G multimode devices around the world. We are pleased to be raising our calendar 2013 3G/4G device shipment estimates and our revenue and earnings guidance for fiscal 2013.”

Second Quarter Results (GAAP)

•	Revenues: [1] $6.12 billion, up 24 percent year-over-year (y-o-y) and 2 percent sequentially.

•	Operating income: [1] $1.88 billion, up 24 percent y-o-y and down 10 percent sequentially.

•	Net income: [2] $1.87 billion, down 16 percent y-o-y* and 2 percent sequentially.

•	Diluted earnings per share: [2] $1.06, down 17 percent y-o-y* and 3 percent sequentially.

•	Effective tax rate: [1] 13 percent for the quarter.

•	Operating cash flow: $2.22 billion, up 17 percent y-o-y; 36 percent of revenues.

•	Return of capital to stockholders: $431 million, or $0.25 per share, of cash dividends paid.

*	The second quarter of fiscal 2012 GAAP results included $761 million, net of income taxes, or $0.44 per share, for discontinued operations as a result of a $1.2 billion pre-tax gain associated with the sale of substantially all of our 700 MHz spectrum.

[1]

Throughout this news release, fiscal 2012 results for FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests and, for fiscal 2012, discontinued operations), unless otherwise stated.

[2]

Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 2 of 18

Non-GAAP Second Quarter Results

Non-GAAP results exclude the QSI segment and certain share-based compensation, acquisition-related items and tax items.

•	Revenues: $6.12 billion, up 24 percent y-o-y and 2 percent sequentially.

•	Operating income: $2.23 billion, up 18 percent y-o-y and down 9 percent sequentially.

•	Net income: $2.07 billion, up 17 percent y-o-y and down 6 percent sequentially.

•	Diluted earnings per share: $1.17, up 16 percent y-o-y and down 7 percent sequentially.

•	Effective tax rate: 16 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.99 billion, up 10 percent y-o-y; 33 percent of revenues.

Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included within this news release.

Second Quarter Key Business Metrics

•	MSMTM chip shipments: 173 million units, up 14 percent y-o-y and down 5 percent sequentially.

•	December quarter total reported device sales: approximately $61.1 billion, up 18 percent y-o-y and 15 percent sequentially.

•	December quarter estimated 3G/4G device shipments: approximately 279 to 283 million units, at an estimated average selling price of approximately $214 to $220 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $30.5 billion at the end of the second quarter of fiscal 2013, compared to $26.6 billion a year ago and $28.4 billion at the end of the first quarter of fiscal 2013. On April 9, 2013, we announced a cash dividend of $0.35 per share payable on June 26, 2013 to stockholders of record as of June 5, 2013, which represents a 40 percent increase over our prior quarterly dividend.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 3 of 18

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP
Second quarter fiscal 2013	$1,056	$1	$156	$1	$1,214
As % of revenues	17%				20%
Second quarter fiscal 2012	$824	$4	$126	$—	$954
As % of revenues	17%				19%
Year-over-year change ($)	28%	N/M	24%	N/M	27%

N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 28 percent y-o-y primarily due to an increase in costs related to the development of CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP
Second quarter fiscal 2013	$556	$4	$95	$6	$661
As % of revenues	9%				11%
Second quarter fiscal 2012	$488	$4	$97	$6	$595
As % of revenues	10%				12%
Year-over-year change ($)	14%	N/M	(2%)	N/M	11%

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 14 percent y-o-y primarily due to increases in employee-related expenses, patent-related expenses and selling and marketing expenses.

Effective Income Tax Rates

Our fiscal 2013 annual effective income tax rates are estimated to be approximately 16 percent for GAAP and approximately 17 to 18 percent for Non-GAAP. The second quarter effective income tax rates were 13 percent for GAAP and 16 percent for Non-GAAP, which are lower than the estimated annual effective tax rates primarily as a result of the retroactive reinstatement of the federal R&D tax credit during the second quarter. The federal R&D tax credit benefit that related to fiscal 2012 of $0.04 per share was excluded from Non-GAAP results.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 4 of 18

QSI Segment

QSI makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. GAAP results for the second quarter of fiscal 2013 included $0.02 earnings per share for QSI.

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 5 of 18

Qualcomm’s Business Outlook Summary

THIRD FISCAL QUARTER
	Q3 FY12 Results	Current Guidance Q3 FY13 Estimates
Revenues	$4.63B	$5.8B - $6.3B
Year-over-year change		increase 25% - 36%
Non-GAAP Diluted earnings per share (EPS)	$0.85	$0.97 - $1.05
Year-over-year change		increase 14% - 24%
Diluted EPS attributable to QSI	($0.01)	$0.00
Diluted EPS attributable to share-based compensation	($0.12)	($0.13)
Diluted EPS attributable to acquisition-related items	($0.03)	($0.04)
GAAP Diluted EPS	$0.69	$0.80 - $0.88
Year-over-year change		increase 16% -28%
Metrics
MSM chip shipments	141M	163M - 173M
Year-over-year change		increase 16% - 23%
Total reported device sales (1)	approx. $47.8B*	approx. $51.0B - $56.0B*
Year-over-year change		increase 7% - 17%
*Est. sales in March quarter, reported in June quarter

FISCAL YEAR
	FY 2012 Results (2)	Prior Guidance FY 2013 Estimates (3)	Current Guidance FY 2013 Estimates (3)
Revenues	$19.12B	$23.4B - $24.4B	$24.0B - $25.0B
Year-over-year change		increase 22% - 28%	increase 26% - 31%
Non-GAAP Diluted EPS	$3.71	$4.25 - $4.45	$4.40 - $4.55
Year-over-year change		increase 15% - 20%	increase 19% - 23%
Diluted EPS attributable to QSI	$0.40	($0.02)	$0.01
Diluted EPS attributable to share-based compensation	($0.47)	($0.51)	($0.51)
Diluted EPS attributable to acquisition-related items	($0.14)	($0.15)	($0.16)
Diluted EPS attributable to tax items	$0.01	$0.04	$0.04
GAAP Diluted EPS	$3.51	$3.61 - $3.81	$3.78 - $3.93
Year-over-year change		increase 3% - 9%	increase 8% -12%
Metrics
Est. fiscal year* 3G/4G device average selling price range (1)	approx. $216 - $222	approx. $214 - $226	approx. $216 - $224
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Prior Guidance Calendar 2012 Estimates	Current Calendar 2012 Estimates	Prior Guidance Calendar 2013 Estimates	Current Guidance Calendar 2013 Estimates
Est. 3G/4G device shipments
March quarter	approx. 206M - 211M	approx. 206M - 211M	not provided	not provided
June quarter	approx. 210M - 214M	approx. 210M - 214M	not provided	not provided
September quarter	approx. 233M - 237M	approx. 233M - 237M	not provided	not provided
December quarter	not provided	approx. 279M - 283M	not provided	not provided
Est. calendar year range (approx.)	915M - 940M	928M - 945M	1,000M - 1,070M	1,015M - 1,085M
Est. calendar year midpoint (approx.) (4)	928M	937M	1,035M	1,050M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(2)	FY 2012 results for QSI and GAAP included $0.44 EPS related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations and was excluded from Non-GAAP results.
(3)	FY 2013 guidance for tax items includes $0.04 EPS related to a tax benefit that resulted from the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012, which was excluded from Non-GAAP results.
(4)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 6 of 18

Results of Business Segments

The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition- Related Items (2)	Tax Items	GAAP
Q2 - FISCAL 2013
Revenues	$3,916	$2,057	$155	($4)	$6,124	$ -	$ -	$ -	$ -	$6,124
Change from prior year	28%	19%	(3%)	N/M	24%					24%
Change from prior quarter	(5%)	17%	6%	20%	2%					2%
Operating income (loss)					$2,233	($5)	($268)	($83)	$ -	$1,877
Change from prior year					18%	94%	(12%)	(46%)		24%
Change from prior quarter					(9%)	38%	5%	(19%)		(10%)
EBT	$681	$1,803	$ -	($30)	$2,454	$33	($268)	($83)	$ -	$2,136
Change from prior year	14%	17%	N/M	N/M	15%	N/M	(12%)	(46%)		23%
Change from prior quarter	(36%)	18%	N/M	N/M	(9%)	N/M	5%	(19%)		(8%)
EBT as % of revenues	17%	88%	N/M	N/M	40%					35%
Net income (loss)					$2,066	$36	($220)	($80)	$64	$1,866
Change from prior year					17%	(95%)	(20%)	(54%)	N/A	(16%)
Change from prior quarter					(6%)	N/M	0%	(19%)	N/A	(2%)
Diluted EPS					$1.17	$0.02	($0.12)	($0.05)	$0.04	$1.06
Change from prior year					16%	(95%)	(9%)	(67%)	N/A	(17%)
Change from prior quarter					(7%)	N/M	0%	(25%)	N/A	(3%)
Diluted shares used					1,763	1,763	1,763	1,763	1,763	1,763
Q1 - FISCAL 2013
Revenues	$4,120	$1,757	$146	($5)	$6,018	$ -	$ -	$ -	$ -	$6,018
Operating income (loss)					2,447	(8)	(281)	(70)	-	2,088
EBT	$1,068	$1,532	($3)	$98	2,695	(17)	(281)	(70)	-	2,327
Net income (loss)					2,204	(12)	(219)	(67)	-	1,906
Diluted EPS					$1.26	($0.01)	($0.12)	($0.04)	$ -	$1.09
Diluted shares used					1,751	1,751	1,751	1,751	1,751	1,751
Q2 - FISCAL 2012
Revenues	$3,059	$1,723	$159	$2	$4,943	$ -	$ -	$ -	$ -	$4,943
Operating income (loss)					1,900	(89)	(240)	(57)	-	1,514
EBT	$599	$1,540	($10)	$1	2,130	(99)	(240)	(57)	-	1,734
Discontinued operations, net of tax					-	761	-	-	-	761
Net income (loss)					1,759	707	(184)	(52)	-	2,230
Diluted EPS					$1.01	$0.41	($0.11)	($0.03)	$ -	$1.28
Diluted shares used					1,743	1,743	1,743	1,743	1,743	1,743
Q3 - FISCAL 2012
Revenues	$2,869	$1,593	$160	$4	$4,626	$ -	$ -	$ -	$ -	$4,626
Operating income (loss)					1,718	(11)	(264)	(61)	-	1,382
EBT	$472	$1,407	($6)	$49	1,922	(16)	(264)	(61)	-	1,581
Discontinued operations, net of tax					-	(3)	-	-	-	(3)
Net income (loss)					1,486	(11)	(210)	(58)	-	1,207
Diluted EPS					$0.85	($0.01)	($0.12)	($0.03)	$ -	$0.69
Diluted shares used					1,758	1,758	1,758	1,758	1,758	1,758

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 7 of 18

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition- Related Items (2)	Tax Items	GAAP
6 MONTHS - FISCAL 2013
Revenues	$8,036	$3,813	$301	($7)	$12,143	$ -	$ -	$ -	$ -	$12,143
Change from prior year	31%	21%	(3%)	N/M	26%					26%
Operating income (loss)					$4,681	($12)	($549)	($154)	$ -	$3,966
Change from prior year					24%	88%	(13%)	(32%)		29%
EBT	$1,749	$3,335	($4)	$70	$5,150	$16	($549)	($154)	$ -	$4,463
Change from prior year	31%	19%	(56%)	27%	23%	N/M	(13%)	(32%)		29%
EBT as a % of revenues	22%	87%	N/M	N/M	42%					37%
Net income (loss)					$4,270	$24	($439)	($147)	$64	$3,772
Change from prior year					24%	(97%)	(16%)	(36%)	N/A	4%
Diluted EPS					$2.43	$0.01	($0.25)	($0.08)	$0.04	$2.15
Change from prior year					23%	(98%)	(14%)	(33%)	N/A	2%
Diluted shares used					1,757	1,757	1,757	1,757	1,757	1,757
6 MONTHS - FISCAL 2012
Revenues	$6,143	$3,162	$311	$9	$9,625	$ -	$ -	$ -	$ -	$9,625
Operating income (loss)					3,772	(102)	(487)	(117)	-	3,066
EBT	$1,338	$2,808	($9)	$55	4,192	(133)	(487)	(117)	-	3,455
Discontinued operations, net of tax					-	756	-	-	-	756
Net income (loss)					3,431	686	(378)	(108)	-	3,631
Diluted EPS					$1.98	$0.40	($0.22)	($0.06)	$ -	$2.10
Diluted shares used					1,732	1,732	1,732	1,732	1,732	1,732
12 MONTHS - FISCAL 2012
Revenues	$12,141	$6,327	$633	$20	$19,121	$ -	$ -	$ -	$ -	$19,121
Operating income (loss)					7,100	(116)	(1,035)	(267)	-	5,682
EBT	$2,296	$5,585	($15)	$168	8,034	(170)	(1,035)	(267)	-	6,562
Discontinued operations, net of tax					-	777	(1)	-	-	776
Net income (loss)					6,463	690	(811)	(243)	10	6,109
Diluted EPS					$3.71	$0.40	($0.47)	($0.14)	$0.01	$3.51
Diluted shares used					1,741	1,741	1,741	1,741	1,741	1,741

(1)	Non-GAAP reconciling items related to revenues consist primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(2)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

N/M – Not Meaningful

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 8 of 18

Conference Call

Qualcomm’s second quarter fiscal 2013 earnings conference call will be broadcast live on April 24, 2013, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call and for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. Callers should use reservation number 29888090.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT, QTL and QWI segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 9 of 18

and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items and tax items.

•

QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•

Share-based compensation expense primarily relates to restricted stock units and stock options. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•

Acquisition-related items relate to amortization and impairment charges of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, starting with acquisitions completed in the fourth quarter of fiscal 2012, the Company began excluding expenses related to the termination of contracts that limit the use of the acquired intellectual property. These acquisition-related items are excluded and are not allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

•

Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 10 of 18

available to grow its business and to create long-term stockholder value. In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

About Qualcomm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the strong traction we are seeing with our new Qualcomm Snapdragon 600 and 800 processors; our expectations regarding healthy growth in 3G and 3G/4G multimode devices around the world; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, effective income tax rates, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipments, ranges and midpoints. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of our technologies and our customers’ and licensees’ sales of equipment, products and services based on these technologies; competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings and actions of governmental or quasi-governmental bodies; our dependence on third-party suppliers, including the potential impact of supply constraints; the enforcement

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 11 of 18

and protection of our intellectual property rights; claims by third parties that we infringe their intellectual property; global economic conditions that impact the communications industry and the potential impact on demand for our products and our customers’ and licensees’ products; our stock price and earnings volatility; strategic transactions and investments; the commercial success of our QMT division’s display technology; foreign currency fluctuations; and failures, defects or errors in our products and services or in the products of our customers and licensees. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Quarterly Report on Form 10-Q for the second quarter ended March 31, 2013 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 12 of 18

Qualcomm Incorporated

Supplemental Information for the Three Months Ended March 31, 2013

(Unaudited)

	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items (a)	Tax- Related Items (b)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$2,279	$-	$17	$76	$-	$2,372

R&D	1,056	1	156	1	-	1,214

SG&A	556	4	95	6	-	661

Operating income (loss)	2,233	(5)	(268)	(83)	-	1,877

Investment income, net	$221 (c)	$38 (d)	$-	$-	$-	$259

Tax rate	16%	0%	18%	4%	N/A	13%

Net income (loss)	$2,066	$36	$(220)	$(80)	$64	$1,866

Diluted earnings (loss) per share (EPS)	$1.17	$0.02	$(0.12)	$(0.05)	$0.04	$1.06

Operating cash flow	$2,266	$(8)	$(42)	$-	$-	$2,216
Operating cash flow as % of revenues	37%	N/A	N/A	N/A	N/A	36%

Free cash flow (e)	$1,993	$(24)	$(42)	$-	$-	$1,927
Free cash flow as % of revenues	33%	N/A	N/A	N/A	N/A	31%

(a)	Included amortization and impairment charges of certain intangible assets and the recognition of the step-up of inventories to fair value.
(b)	Included a $64 million tax benefit as a result of the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012.
(c)	Included $177 million in interest and dividend income, $41 million in net realized gains on investments and $14 million in gains on derivatives, partially offset by $10 million in other-than-temporary losses on investments and $1 million in interest expense.
(d)	Included $43 million in net realized gains on investments and $4 million in interest and dividend income, partially offset by $6 million in interest expense, $2 million in other-than-temporary losses on investments and $1 million in equity in losses of investees.
(e)	Free cash flow is defined as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended March 31, 2013 included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 13 of 18

Qualcomm Incorporated

Supplemental Information for the Six Months Ended March 31, 2013

(Unaudited)

	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items (a)	Tax- Related Items (b)	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$4,432	$-	$37	$140	$-	$4,609

R&D	2,006	1	312	1	-	2,320

SG&A	1,024	11	200	13	-	1,248

Operating income (loss)	4,681	(12)	(549)	(154)	-	3,966

Investment income, net	$469 (c)	$28 (d)	$-	$-	$-	$497

Tax rate	17%	-19%	20%	5%	N/A	16%

Net income (loss)	$4,270	$24	$(439)	$(147)	$64	$3,772

Diluted earnings (loss) per share (EPS)	$2.43	$0.01	$(0.25)	$(0.08)	$0.04	$2.15

Operating cash flow	$4,312	$(18)	$(103)	$-	$-	$4,191
Operating cash flow as % of revenues	36%	N/A	N/A	N/A	N/A	35%

Free cash flow (e)	$3,846	$(46)	$(103)	$-	$-	$3,697
Free cash flow as % of revenues	32%	N/A	N/A	N/A	N/A	30%

(a)	Included amortization and impairment charges of certain intangible assets, expense associated with the termination of a contract of an acquiree and the recognition of the step-up of inventories to fair value.
(b)	Included a $64 million tax benefit as a result of the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012.
(c)	Included $342 million in interest and dividend income, $132 million in net realized gains on investments and $12 million in gains on derivatives, partially offset by $14 million in other-than-temporary losses on investments and $3 million in interest expense.
(d)	Included $47 million in net realized gains on investments and $5 million in interest and dividend income, partially offset by $12 million in interest expense, $8 million in other-than-temporary losses on investments and $4 million in equity in losses of investees.
(e)	Free cash flow is defined as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the six months ended March 31, 2013 included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 14 of 18

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended March 31, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,266	$(8)	$(42	) (a)	$2,216
Less: capital expenditures	(273)	(16)	—		(289)

Free cash flow	$1,993	$(24)	$(42)		$1,927

Revenues	$6,124	$—	$—		$6,124
Free cash flow as % of revenues	33%	N/A	N/A		31%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$51	$(51)	$—		$—
Cash transfers to QSI (c)	(54)	54	—		—

Net cash transfers	$(3)	$3	$—		$—

	Six Months Ended March 31, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$4,312	$(18)	$(103	) (a)	$4,191
Less: capital expenditures	(466)	(28)	—		(494)

Free cash flow	$3,846	$(46)	$(103)		$3,697

Revenues	$12,143	$—	$—		$12,143
Free cash flow as % of revenues	32%	N/A	N/A		30%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$58	$(58)	$—		$—
Cash transfers to QSI (c)	(157)	157	—		—

Net cash transfers	$(99)	$99	$—		$—

	Three Months Ended March 25, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,084	$(121)	$(75	) (a)	$1,888
Less: capital expenditures	(276)	—	—		(276)

Free cash flow	$1,808	$(121)	$(75)		$1,612

	Six Months Ended March 25, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$3,934	$(169)	$(98	) (a)	$3,667
Less: capital expenditures	(635)	—	—		(635)

Free cash flow	$3,299	$(169)	$(98)		$3,032

(a)	Incremental tax benefits from share-based compensation during the period.
(b)	Primarily cash from sale of equity securities and other investments.
(c)	Primarily funding for strategic debt and equity investments, other investing activities and QSI operating and capital expenditures.

N/A—Not Applicable

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 15 of 18

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)

(in millions)

(Unaudited)

	Three Months Ended March 31, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	Tax- Related Items (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$2,454	$33	$(268)	$(83)	$—	$2,136
Income tax (expense) benefit	(388)	—	48	3	64	(273)

Income (loss) from continuing operations	$2,066	$33	$(220)	$(80)	$64	$1,863

Tax rate	16%	0%	18%	4%	N/A	13%

	Six Months Ended March 31, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	Tax- Related Items (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$5,150	$16	$(549)	$(154)	$—	$4,463
Income tax (expense) benefit	(881)	3	110	7	64	(697)

Income (loss) from continuing operations	$4,269	$19	$(439)	$(147)	$64	$3,766

Tax rate	17%	-19%	20%	5%	N/A	16%

(a)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.
(b)	During the second quarter of fiscal 2013, we recorded a tax benefit of $64 million related to fiscal 2012 due to the retroactive reinstatement of the federal R&D tax credit.

N/A—Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 16 of 18

Qualcomm Incorporated

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

ASSETS
	March 31,	September 30,
	2013	2012
Current assets:
Cash and cash equivalents	$4,093	$3,807
Marketable securities	9,400	8,567
Accounts receivable, net	1,889	1,459
Inventories	1,484	1,030
Deferred tax assets	318	309
Other current assets	582	473

Total current assets	17,766	15,645
Marketable securities	17,046	14,463
Deferred tax assets	1,229	1,412
Assets held for sale	1,070	1,109
Property, plant and equipment, net	2,971	2,851
Goodwill	3,975	3,917
Other intangible assets, net	2,735	2,938
Other assets	807	677

Total assets	$47,599	$43,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,628	$1,298
Payroll and other benefits related liabilities	679	664
Unearned revenues	514	545
Liabilities held for sale	538	1,072
Other current liabilities	1,904	1,723

Total current liabilities	5,263	5,302
Unearned revenues	3,697	3,739
Liabilities held for sale	531	—
Other liabilities	480	426

Total liabilities	9,971	9,467

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,726 and 1,706 shares issued and outstanding, respectively	—	—
Paid-in capital	12,991	11,956
Retained earnings	23,599	20,701
Accumulated other comprehensive income	1,021	866

Total Qualcomm stockholders’ equity	37,611	33,523
Noncontrolling interests	17	22

Total stockholders’ equity	37,628	33,545

Total liabilities and stockholders’ equity	$47,599	$43,012

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 17 of 18

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2013	March 25, 2012	March 31, 2013	March 25, 2012
Revenues:
Equipment and services	$3,990	$3,137	$8,189	$6,305
Licensing	2,134	1,806	3,954	3,320

Total revenues	6,124	4,943	12,143	9,625

Operating expenses:
Cost of equipment and services revenues	2,372	1,783	4,609	3,537
Research and development	1,214	954	2,320	1,827
Selling, general and administrative	661	595	1,248	1,098
Other	—	97	—	97

Total operating expenses	4,247	3,429	8,177	6,559

Operating income	1,877	1,514	3,966	3,066

Investment income, net	259	220	497	389

Income from continuing operations before income taxes	2,136	1,734	4,463	3,455
Income tax expense	(273)	(296)	(697)	(617)

Income from continuing operations	1,863	1,438	3,766	2,838
Discontinued operations, net of income taxes	—	761	—	756

Net income	1,863	2,199	3,766	3,594
Net loss attributable to noncontrolling interests	3	31	6	37

Net income attributable to Qualcomm	$1,866	$2,230	$3,772	$3,631

Basic earnings per share attributable to Qualcomm:
Continuing operations	$1.08	$0.86	$2.20	$1.70
Discontinued operations	—	0.45	—	0.45

Net income	$1.08	$1.31	$2.20	$2.15

Diluted earnings per share attributable to Qualcomm:
Continuing operations	$1.06	$0.84	$2.15	$1.66
Discontinued operations	—	0.44	—	0.44

Net income	$1.06	$1.28	$2.15	$2.10

Shares used in per share calculations:
Basic	1,722	1,698	1,716	1,691

Diluted	1,763	1,743	1,757	1,732

Dividends per share announced	$0.250	$0.215	$0.500	$0.430

Qualcomm Announces Second Quarter of Fiscal 2013 Results	Page 18 of 18

Qualcomm Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2013	March 25, 2012	March 31, 2013	March 25, 2012
Operating Activities:
Net income	$1,863	$2,199	$3,766	$3,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	248	211	489	419
Gain on sale of wireless spectrum	—	(1,179)	—	(1,179)
Revenues related to non-monetary exchanges	(31)	(30)	(62)	(61)
Income tax provision (less than) in excess of income tax payments	(34)	382	161	500
Non-cash portion of share-based compensation expense	267	241	550	488
Incremental tax benefit from share-based compensation	(42)	(75)	(103)	(98)
Net realized gains on marketable securities and other investments	(84)	(101)	(179)	(144)
Gains on derivative instruments	(14)	(28)	(12)	(74)
Other items, net	55	36	91	62
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(239)	(157)	(424)	(195)
Inventories	(207)	(71)	(454)	(21)
Other assets	(150)	14	(201)	(10)
Trade accounts payable	1	261	377	287
Payroll, benefits and other liabilities	590	(218)	203	(261)
Unearned revenues	(7)	403	(11)	360

Net cash provided by operating activities	2,216	1,888	4,191	3,667

Investing Activities:
Capital expenditures	(289)	(276)	(494)	(635)
Purchases of available-for-sale securities	(4,160)	(5,009)	(7,449)	(7,036)
Proceeds from sale of available-for-sale securities	2,306	1,940	4,532	3,543
Purchases of trading securities	(826)	(502)	(1,796)	(1,639)
Proceeds from sale of trading securities	574	503	1,598	651
Proceeds from sale of spectrum	—	1,925	—	1,925
Acquisitions and other investments, net of cash acquired	(93)	(29)	(132)	(329)
Other items, net	44	(57)	70	(53)

Net cash used by investing activities	(2,444)	(1,505)	(3,671)	(3,573)

Financing Activities:
Borrowing under loans and debentures	—	232	—	232
Repayment of loans payable	—	(151)	—	(151)
Proceeds from issuance of common stock	407	907	747	1,135
Incremental tax benefit from share-based compensation	42	75	103	98
Repurchases and retirements of common stock	—	—	(250)	(99)
Dividends paid	(431)	(366)	(859)	(729)
Other items, net	(4)	(59)	(2)	(39)

Net cash provided (used) by financing activities	14	638	(261)	447

Changes in cash and cash equivalents held for sale	18	—	31	—

Effect of exchange rate changes on cash and cash equivalents	(4)	13	(4)	(5)

Net (decrease) increase in cash and cash equivalents	(200)	1,034	286	536
Cash and cash equivalents at beginning of period	4,293	4,964	3,807	5,462

Cash and cash equivalents at end of period	$4,093	$5,998	$4,093	$5,998